VANGUARD ETF SHARES

AUTHORIZED PARTICIPANT AGREEMENT

This Authorized Participant Agreement (the "Agreement") is entered into by and between Vanguard Marketing Corporation (the "Distributor") and __________________

_______________________ (the "Participant") and is subject to acceptance by -

____________________, an index receipt agent for the ETF Shares issued by the registered investment companies listed in Annex I to the Agreement.

The Distributor, acting on an agency basis, is the principal underwriter of the class of shares known as "ETF Shares" issued by the registered investment companies listed in Annex I to the Agreement (each, a "Trust"; each series of a Trust, a "Fund"). The Bank serves as each Trust's agent to provide certain transfer agency services for the ETF Shares of each Fund; to act as index receipt agent, as such term is defined in the rules of the National Securities Clearing Corporation ("NSCC"); and to provide custody services under the terms of a custody agreement. The Distributor, Bank, and Participant acknowledge and agree that the Trusts and the Funds listed in Annex I to the Agreement shall be third party beneficiaries of this Agreement and shall receive the benefits contemplated by this Agreement.

The process by which a Participant purchases and redeems ETF Shares from a Fund is described in detail in the Fund's statement of additional information ("SAI"), which is incorporated by reference into the Fund's ETF Shares prospectus. (Hereafter, the two documents are referred to collectively as the "Prospectus."). The discussion of the purchase and redemption process in this Agreement is modified as necessary by reference to the more complete discussion in the SAI. References to the Prospectus are to the then-current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

The ETF Shares of a Fund may be purchased or redeemed directly from the Fund only in aggregations of a specified number, known as a "Creation Unit." The number of ETF Shares presently constituting a Creation Unit of each Fund is set forth in Annex I. Creation Units of ETF Shares may be purchased only by or through an "Authorized Participant," i.e., an entity that is a participant in the Depository Trust Company ("DTC") and that has entered into an Authorized Participant Agreement with the Distributor.

To purchase a Creation Unit, a Participant generally must deliver to the Fund a designated basket of specified securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Balancing Amount"), plus a purchase transaction fee as described in the Prospectus (the "Transaction Fee"). The Balancing Amount and the Transaction Fee are referred to collectively as the "Cash Component." The Fund may permit or require the substitution of an amount of cash to be added to the Cash Component to replace any Deposit Security. Typically, the Cash Component is paid by the Participant to the Fund. However, if the Balancing Amount is negative and is larger than the Transaction Fee, then the Cash Component will be paid by the Fund to the Participant.

Authorized Participant Agreement

To redeem a Creation Unit, a Participant generally must tender to the Fund the number of Vanguard ETF Shares specified in Annex I. In return, the Participant will receive a designated basket of securities (the "Redemption Securities"). The Cash Component of a redemption consists of the Balancing Amount minus the Transaction Fee. Depending on the amount of the Balancing Amount, the Cash Component may be paid by the Participant to the Fund or vice-versa.

Certain Funds may, in their sole discretion, accept collateral in anticipation of the delivery of all or a portion of the Deposit Securities (in the case of a creation) or Vanguard ETF Shares (in the case of a redemption). See Annex VI.

This Agreement is intended to set forth the procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares of those funds whose portfolio securities trade on a U.S securities market ("U.S. Funds") (i) through the Continuous Net Settlement ("CNS") clearing processes of NSCC as such processes have been enhanced to effect purchases and redemptions of Creation Units, such processes being referred to herein as the "NSCC Clearing Process," or (ii) outside the NSCC Clearing Process, such processes being referred to herein as "Outside the NSCC Clearing Process." This Agreement also sets forth the procedures by which the Participant may purchase and/or redeem Creation Units of ETF Shares of those Funds whose portfolio securities trade on securities markets outside the United States (the "International Funds") through the DTC and international subcustodians. The procedures for processing an order to purchase ETF Shares (a "Purchase Order") and an order to redeem ETF Shares (a "Redemption Order") are described in the Fund's Prospectus and in Annex II to this Agreement.

The parties hereto, in consideration of the premises and of the mutual agreements contained herein, agree as follows:

1.Purchase and Redemption Orders

(a)All Purchase Orders and Redemption Orders shall be made in accordance with the terms of the Prospectus and this Agreement (including the Annexes to this Agreement). The Funds reserve the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units, and the Participant agrees to comply with such procedures as it may receive from time to time. It is contemplated that the phone lines used by the Vanguard ETF telephone representatives will be recorded, and the Participant hereby consents to the recording of all calls with these representatives. The Participant shall be responsible for any and all expenses and costs incurred by a Fund in connection with any Purchase or Redemption Orders.

(b)The Participant acknowledges and agrees that the placement of a Purchase Order or Redemption Order shall be irrevocable. The Fund and the Distributor on behalf of the Fund reserve the right to reject any Purchase Order, as more fully described in Annex II, and to reject any Redemption Order that is not in "proper form" as described in the SAI.

Authorized Participant Agreement

(c)Each Business Day, as that term is defined in the SAI, the Distributor will make available the names and amounts of Deposit Securities to be included in the creation basket for each Fund on the next Business Day and, if different, the names and amounts of Redemption Securities that a Participant will receive as in-kind redemption proceeds. Purchase and Redemption Orders may be submitted only on Business Days.

(d)The Participant understands and agrees that residents of Australia and New Zealand are entitled to receive only cash upon redemption of a Creation Unit of Vanguard ETF Shares. Accordingly, the Participant agrees that it will not tender a redemption request on behalf of a Beneficial Owner who is a resident of Australia or New Zealand.

2.Clear Title to Transferred Securities

(a)The Participant represents on behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Bank and/or the relevant sub-custodian, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges, duties imposed on the transfer of assets, and encumbrances, and not subject to any adverse claims, including without limitation any restrictions upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order; or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction. In particular, the Participant represents on behalf of itself and any party for which it acts that no such securities are "restricted securities" as that term is used in Rule 144(a)(3)(i) under the 1933 Act.

(b)The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of ETF Shares of any Fund unless it first ascertains that it or any party for which it is acting owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of the Fund's ETF Shares, and that such ETF Shares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement, or any other agreement that would preclude the delivery of such ETF Shares to the Fund. The Participant understands and agrees that in the event ETF Shares (or collateral of equivalent value, if permitted) are not transferred, the Redemption Order trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund and/or the Distributor related to breaking the trade. The Distributor will only process Redemption Orders upon verification from the Bank of the Fund's receipt of such ETF Shares or collateral.

3.Cash Component

The Participant hereby agrees that in connection with a Purchase Order or Redemption Order, whether for itself or any party for which it acts, if the Cash Component is payable to the Fund, it will make available to the issuing Fund in same day funds an amount of cash

Authorized Participant Agreement

sufficient to pay the Cash Component plus any other amounts of cash due to the Fund in connection with the purchase of any Creation Unit. Computation of this amount shall exclude any stamp duty and other similar fees and expenses payable upon the transfer of beneficial ownership of securities, which shall be the sole responsibility of the Participant and not of the Fund. Payment of the Cash Component shall be made to a designated account maintained by the Bank and shall be provided in same day or immediately available funds on or before the "Contractual Settlement Date" (as that term is defined in Annex II to this Agreement). The Participant hereby agrees to ensure that the Cash Component will be received by the issuing Fund on or before the Contractual Settlement Date, and in the event payment of the Cash Component has not been made by the Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the Bank and/or the Fund for any amounts advanced by the Bank in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component.

4.Corporate Actions

Note: All references to the Participant in this Section 4 should be read to include any party on whose behalf the Participant may be acting in placing a Purchase or Redemption Order.

(a)With respect to any Purchase Order, each Fund acknowledges and agrees to return to the Participant any dividend, distribution, or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant.

(b)With respect to any Redemption Order, the Participant acknowledges and agrees (i) to return to a Fund any dividend, distribution, or other corporate action paid to the Participant in respect of any Redemption Security that is transferred to the Participant that, based on the valuation of such Redemption Security at the time of transfer, should have been paid to the Fund; and (ii) that a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, distribution, or other corporate action to be paid to the Participant in respect of any Redemption Security that is transferred to the Participant that, based on the valuation of such Redemption Security at the time of transfer, should be paid to the Fund.

5.Status of Participant

(a)The Participant hereby represents, covenants, and warrants that it is a participant in the DTC and that, with respect to Purchase Orders or Redemption Orders of Creation Units of ETF Shares of any Fund placed through the NSCC Clearing Process, it is a member of the NSCC and a participant in the CNS System of NSCC. With respect to Vanguard's stock ETFs, Purchase Orders and Redemption Orders for Creation Units will settle either through the NSCC Clearing Process or Outside the NSCC Clearing Process. With respect to Vanguard's bond ETFs, Purchase Orders and Redemption Orders will settle through the DTC and the Federal Reserve's Fedwire System. If a Participant loses its status as a DTC

Authorized Participant Agreement

participant or NSCC member, or its eligibility to participate in the CNS System, it shall promptly notify the Distributor in writing of the change in status or eligibility, and the Distributor may terminate this Agreement.

(b)The Participant hereby represents and warrants that, unless Section 5(c) is applicable, it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the Financial Industry Regulatory Authority ("FINRA"). The Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, and with the Constitution, By-Laws and Rules of FINRA, and that it will not offer or sell ETF Shares of any Fund in any state or jurisdiction where such shares may not lawfully be offered and/or sold.

(c)If the Participant is offering and selling ETF Shares of any Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933 as amended (the "1933 Act") and the regulations promulgated thereunder, and to conduct its business in accordance with the spirit of the FINRA Rules.

(d)The Participant understands and acknowledges that the proposed method by which Creation Units of Vanguard ETF Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of ETF Shares may be issued and sold by the Fund on an ongoing basis, at any point a "distribution," as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in its being deemed a participant in the distribution in a manner that could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. (A fuller discussion of these risks appears in the SAI.) Whether a person is an underwriter depends upon all of the facts and circumstances pertaining to that person's activities, and the Participant should consult legal counsel if the Participant is uncertain of its status. Neither the Distributor nor the Bank will indemnify the Participant for any violations of the federal securities laws committed by the Participant.

6.Role of Participant

(a)The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Funds or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available upon request during normal business hours to consult with a Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

Authorized Participant Agreement

(b)The Participant acknowledges and agrees that it remains bound by all of the obligations for which it is responsible under this Agreement, even when it is acting on behalf of a third party rather than for its own account.

(c)The Participant agrees to maintain records of all sales of Vanguard ETF Shares made by or through it and to furnish copies of such records to the Fund or the Distributor upon request.

7.Authorized Persons of Participant

(a)Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Funds or the Distributor, the Participant shall deliver to the Distributor, with a copy to the Bank, a certificate in a form approved by the Distributor (see Annex III hereto), signed by the Participant's Secretary or other duly authorized official, identifying all persons authorized to give instructions or notices on behalf of the Participant in connection with this Agreement (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Funds as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery of a superseding certificate in a form approved by the Distributor.

(b)The Participant shall assign a unique personal identification number ("PIN") to each of its Authorized Persons, which should be kept confidential. When placing a Purchase Order or Redemption Order with the Distributor, an Authorized Person will be required to provide his or her PIN.

(c)Upon the termination or revocation of authority of any Authorized Person by the Participant, the Participant shall give immediate written notice of such fact to the Distributor and the Funds, with a copy to the Bank, and such notice shall be effective upon receipt by the Distributor and the Funds.

(d)The Distributor and the Funds may assume that all instructions issued to it using a valid and effective PIN have been properly placed by an Authorized Person, unless the Distributor and the Funds have actual knowledge to the contrary. For purposes of this paragraph, a valid and effective PIN is a PIN assigned to an individual (i) whose authority to act on behalf of the Participant has not been terminated or revoked, or (ii) whose authority has been terminated or revoked, but such termination or revocation has not been communicated to the Distributor or the Funds in accordance with Section 7(c).

8.Marketing Materials and Representations

(a)The Participant represents, warrants, and agrees that it will not make any representations concerning a Vanguard Fund's ETF Shares other than those contained in the Fund's then-current Prospectus or in any promotional materials or sales literature furnished or approved by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Vanguard ETF

Authorized Participant Agreement

Shares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs, or other similar materials), except information and materials furnished to the Participant by the Distributor or approved in writing by the Distributor.

(b)Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions, or recommendations relating to Vanguard ETF Shares (i) for internal use by the Participant, or (ii) for public dissemination, provided that such research reports compare the relative merits and benefits of Vanguard ETF Shares with other products and are not used for purposes of marketing Vanguard ETF Shares.

(c)The Participant understands and acknowledges that Vanguard ETFs may not be advertised or marketed as "mutual funds" and that any advertising materials must disclose that Vanguard ETF Shares are not individually redeemable and can be redeemed only in Creation Unit-size aggregations.

9.Compliance with Internal Revenue Code Section 351

The Participant represents and warrants to the Distributor and each Fund that it does not, and will not in the future, hold for the account of any single beneficial owner 80% or more of such relevant Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of the deposit, pursuant to section 351 of the Internal Revenue Code. The Fund and its transfer agent and Distributor shall have the right to require information from the Participant regarding ownership of Fund shares, and to rely thereon to the extent necessary to make a determination regarding ownership of 80% or more of any Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

10.Irrevocable proxy

Note: This section is included to address any potential concerns under section 17(e) of the Investment Company Act.

(a)The Participant agrees that if it beneficially owns 5% or more of the outstanding voting securities of a Fund as of the record date of any meeting at which the Fund's shareholders will be asked to vote on one or more proposals, it will execute at that time an irrevocable proxy in favor of the Distributor and/or such person or persons whom the Distributor may designate. The irrevocable proxy shall appoint the Distributor and/or its designees as attorney(s) in fact for the Participant for the sole purpose of voting the Participant's beneficially owned shares (regardless of class) at such meeting or any adjournment of such meeting. The Distributor will work with the Participant to determine whether it beneficially owns 5% or more of the shares of any Fund as of a record date.

(b)The Distributor agrees that it will exercise the voting rights delegated to it pursuant to the irrevocable proxy obtained from the Participant by mirror voting, i.e., by voting (or

Authorized Participant Agreement

abstaining from voting) the Participant's beneficially owned Fund shares in the same proportion as the votes (or abstentions) of other holders of the Fund.

(c)Any irrevocable proxy granted by the Participant pursuant to the preceding paragraphs shall terminate with the termination of this Agreement.

11.Indemnification

Note: This section shall survive the termination of this Agreement.

(a)The Participant hereby agrees to indemnify and hold harmless the Distributor, the Funds, the Bank, their respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party"), from and against any loss, liability, cost, or expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement; (ii) any failure on the part of the Participant to perform any of its obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self- regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Annexes II, III or V (as each may be amended from time to time) reasonably believed by the Distributor and/or the Bank to be genuine and to have been given by the Participant. The Participant understands and agrees that the Funds as third party beneficiaries to this Agreement are entitled to proceed directly against the Participant in the event that the Participant fails to honor any of its obligations under this Agreement that benefit the Funds.

(b)The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a "Participant Indemnified Party"), from and against any loss, liability, cost, or expense (including attorneys' fees) incurred by such Participant Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement; (ii) any failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; (iv) actions of such Participant Indemnified Party in reliance upon any representations made in accordance with Annexes I, II and IV (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor; or (v) any claims by third parties alleging misstatements or omissions in the registration statement for a Fund's ETF Shares.

(c)The Participant shall not be liable to the Distributor for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions, except for data provided by the Participant, or (ii) interruptions or delays of communication for any reason between the Participant and the Distributor or any Indemnified Party that is a service provider to the Funds.

Authorized Participant Agreement

(d)The Distributor shall not be liable to the Participant for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions, except for data provided by the Distributor, or (ii) interruptions or delays of communication

(x)between the Distributor or any Indemnified Party that is a service provider to the Funds and the Participant, for any reason, or (y) between the Distributor and any other Indemnified Party, if such interruptions or delays are not within the control of the Distributor.

12.Receipt of Prospectus by Participant

The Participant acknowledges receipt of the Prospectus for each of the Funds listed in Annex I and represents that it has reviewed those documents (including the SAI incorporated therein) and understands the terms thereof.

13.Notices

(a)Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other overnight delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile with a confirming copy by mail.

(b)All notices to the respective parties and the Bank shall be to the person and at the address or facsimile number indicated below, or to such other person and at such other address or facsimile number as the parties and the Bank may from time to time designate in accordance with this Section 13.

To the Funds or the Funds' Distributor:

Name: ETF Counsel

Address: The Vanguard Group, Inc.

Legal Department, V26

400 Devon Park Drive

Wayne, PA 19087

Telephone: 610-503-2398

Facsimile: 610-669-6600

To the Authorized Participant:

Name: _____________________________________

Title: ______________________________________

Address: ___________________________________

___________________________________

___________________________________

Telephone: _________________________________

Facsimile: __________________________________

Authorized Participant Agreement

To the Bank:

Name: _____________________________________

Title: ______________________________________

Address: ___________________________________

___________________________________

___________________________________

Telephone: _________________________________

Facsimile: __________________________________

14.Effectiveness, Termination and Amendment of Agreement

(a)This Agreement shall become effective upon execution by both parties and acceptance by the Bank. This Agreement may be terminated for any reason by either party upon 10 days' written notice to the other party, and may be terminated immediately by the Distributor in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. The terms of Section 11 (Indemnification) shall survive the termination of this Agreement.

(b)This Agreement may not be amended, except with the written consent of all parties; provided however, that (i) the Annexes to this Agreement may be amended as set forth in paragraph (c) and (d) of this Section 14, and (ii) any party may designate a new person with new contact information pursuant to Section 13, and such notice will be effective immediately upon receipt by the other party.

(c)The Distributor may amend Annexes I, II, IV, and VI to this Agreement from time to time by delivering a copy of the amendment to the Participant and the Bank in accordance with Section 13. The amendment will become effective immediately upon receipt.

(d)The Participant may amend Annexes III and V to this Agreement from time to time by delivering a copy of the amendment to the Distributor and the Bank in accordance with Section 13 above. The amendment will become effective immediately upon receipt.

15.Governing Law

This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement.

Authorized Participant Agreement

16.Counterparts

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date written below.

DATED: _____________________________

VANGUARD MARKETING CORPORATION

By:________________________________________

Title:_______________________________________

Date:_______________________________________

DTC #:_____________________________________

AUTHORIZED PARTICIPANT

By:_________________________________________

Title:________________________________________

Date:________________________________________

DTC #:______________________________________

ACCEPTED BY:

________________________, as Bank

By:__________________________________________

Title:_________________________________________

Date:_________________________________________

DTC #:_______________________________________